Exhibit 25.1
___________________________
FORM T‑1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)           |__|
___________________________
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street Suite 500 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)
___________________________

The Bank of New York Mellon Trust Company, N.A.
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attn:  Corporate Trust Administration
(412) 236-0235

(Name, address and telephone number of agent for service)
___________________________

United Parcel Service, Inc.
(Exact name of obligor as specified in its charter)
(see table of additional obligor guarantors)

Delaware (State or other jurisdiction of incorporation or organization)	58-2480149 (I.R.S. employer identification no.)
55 Glenlake Parkway, N.E. Atlanta, Georgia (Address of principal executive offices)	30328 (Zip code)
___________________________

Debt Securities
(Title of Indenture Securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with the Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
3-15    Not Applicable

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by‑laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 8th day of October, 2019.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.

By:	/s/
Name: Lawrence M. Kusch
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business June 30, 2019, published in accordance with Federal regulatory authority instructions.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,028
Interest-bearing balances	196,605
Securities:
Held-to-maturity securities	—
Available-for-sale securities	196,169
Equity securities with readily determinable fair values not held for trading	NR
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	—
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, held for investment	—
LESS: Allowance for loan and lease losses	—
Loans and leases held for investment, net of allowance	—
Trading assets	—
Premises and fixed assets (including capitalized leases)	25,391
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets	857,436
Other assets	101,896

Total assets	$1,382,525

LIABILITIES	Dollar amounts in thousands

Deposits:
In domestic offices	4,050
Noninterest-bearing	4,050
Interest-bearing	—
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	—
Securities sold under agreements to repurchase	—
Trading liabilities	—
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	20,252
Not applicable
Not applicable
Subordinated notes and debentures	—
Other liabilities	223,324
Total liabilities	247,626
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	—
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,797
Not available
Retained earnings	809,778
Accumulated other comprehensive income	324
Other equity capital components	—
Not available
Total bank equity capital	1,134,899
Noncontrolling (minority) interests in consolidated subsidiaries	—
Total equity capital	1,134,899

Total liabilities and equity capital	1,382,525

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President     )
Michael P. Scott, Managing Director    )    Directors (Trustees)
Kevin P. Caffrey, Managing Director    )